Exhibit 99.1

Globa Terra Acquisition Corporation Announces Definitive Business Combination Agreement with Nature’s Ledger Inc. and Reaffirms November 9 Shareholder Extension Vote

Definitive agreement establishes framework for proposed business combination with Nature’s Ledger, a carbon markets and environmental assets company

Company reiterates proposed $0.03-per-public-share trust contribution benefiting both redeeming and non-redeeming public shareholders, subject to extension approval and funding

Globa Terra urges shareholders to vote FOR the Extension Proposal at its November 9, 2026 extraordinary general meeting

MIAMI, FL / ACCESS Newswire / November 8, 2026 / Globa Terra Acquisition Corporation (Nasdaq: GTER, GTERU, GTERW, GTERR) (“Globa Terra” or the “Company”) today announced that it has entered into a definitive Business Combination Agreement dated November 8, 2026, with Nature’s Ledger Inc. (“Nature’s Ledger”), an Alberta-based company operating in carbon markets, environmental attributes and related services.

The execution of the Business Combination Agreement represents a significant milestone in Globa Terra’s efforts to complete its initial business combination and provides a defined transaction framework for Company.

Globa Terra’s extraordinary general meeting is scheduled for November 9, 2026, at 10:00 a.m. Eastern Time, at which shareholders will be asked to approve an amendment extending the Company’s business-combination period.

Definitive Business Combination Agreement

Under the terms of the Business Combination Agreement, Globa Terra and Nature’s Ledger intend to complete a business combination resulting in a publicly traded company operating under the Nature’s Ledger name, subject to regulatory approvals, shareholder approvals, financing requirements and other customary closing conditions.

Nature’s Ledger is focused on the origination, development, verification, aggregation, registration and commercialization of carbon credits and environmental attributes, together with related advisory and measurement, reporting and verification services.

The agreement establishes a transaction framework with an indicated Nature’s Ledger pre-money equity value of approximately $323.8 million, subject to adjustments contemplated by the agreement, and a proposed private investment in public equity (“PIPE”) financing.

The parties will continue working toward completion of the transaction, including required regulatory filings, shareholder approvals, financing activities and other closing requirements.

November 9 Extension Vote — Shareholder Terms Reaffirmed

Globa Terra reiterates the terms of its extension proposal, as described in its definitive proxy statement filed with the Securities and Exchange Commission on October 26, 2026.

If approved, the extension would provide the Company additional time to pursue its proposed business combination with Nature’s Ledger.

The principal terms include:

Initial $0.03 per Public Share Trust Contribution

Upon approval of the Extension Proposal, the Company’s sponsor, its affiliates or designees will deposit $0.03 for each public share outstanding as of the November 9 shareholder meeting into the Company’s trust account within two business days following the meeting and before processing extension-related redemptions.

This contribution will benefit all eligible public shares outstanding as of the meeting, regardless of whether their holders voted for or against the proposal, abstained, or subsequently elected to redeem their shares.

The payment is conditioned on approval of the Extension Proposal and funding of the required contribution. If the Extension Proposal is not approved, the contribution will not be made.

Additional Monthly Extension Contributions

Following the initial extension through November 9, 2026, the Company’s Board of Directors may elect up to eight additional one-month extensions, potentially extending the business-combination deadline through July 9, 2027.

For each additional month elected by the Board, the sponsor, its affiliates or designees would deposit into the trust account the lesser of:

•	$0.04 per remaining, non-redeemed public share; or
•	$50,000 in aggregate for the applicable month.

These additional contributions would benefit public shares remaining outstanding following the extension-related redemption process.

Continued Shareholder Redemption Rights

Public shareholders retain their redemption rights in accordance with the Company’s definitive proxy statement and governing documents.

If the Extension Proposal is approved and the initial contribution is funded, shareholders electing redemption will receive their proportionate share of the trust account, including the applicable initial extension contribution.

Management Commentary

Agustin Tristan Aldave, Chief Executive Officer of Globa Terra Acquisition Corporation, commented:

“The execution of our definitive Business Combination Agreement with Nature’s Ledger represents an important milestone for Globa Terra and our shareholders. We have worked diligently to advance this transaction and believe it presents a compelling opportunity to participate in the evolving carbon and environmental asset markets.

“We recognize the importance of protecting shareholder interests throughout this process. Our revised extension proposal provides an additional trust contribution to all eligible public shares while preserving shareholders’ redemption rights.

“With a definitive agreement now in place, we believe shareholders have greater visibility into the transaction we are working to complete. We encourage shareholders to support the Extension Proposal on November 9 so that we can continue advancing the business combination toward closing.”

Shareholder Vote and Next Steps

Globa Terra strongly encourages shareholders to vote FOR the Extension Proposal at the November 9 extraordinary general meeting.

Shareholders are encouraged to review the Company’s definitive proxy statement and contact their brokerage firm, bank or other nominee regarding applicable voting procedures.

The Company will provide further updates regarding the proposed business combination with Nature’s Ledger, the extension vote and subsequent transaction milestones through appropriate public disclosures.

About Globa Terra Acquisition Corporation

Globa Terra Acquisition Corporation is a publicly traded special purpose acquisition company formed to identify and complete a business combination with one or more businesses. Its securities trade on Nasdaq under the symbols GTER, GTERU, GTERW and GTERR.

About Nature’s Ledger Inc.

Nature’s Ledger Inc. is a vertically integrated technology company building the infrastructure for the tokenization and on‑chain trading of real‑world assets. The company operates purpose‑built blockchain rails and captive asset holdings across agriculture, forestry, real estate, water, and other natural resource sectors, enabling the issuance, trading, and financing of real‑world assets.

Nature’s Ledger’s end-to-end model combines merchant banking, project finance and advisory services with direct ownership of key assets, creating transparent, verifiable, and accessible pathways for participation in global capital markets. The company also enables the tokenization of land, water, biodiversity, carbon, and agricultural commodities to support global food systems, alongside a consumer‑facing exchange for real‑world asset markets

Important Information About the Extension Proposal

Globa Terra has filed a definitive proxy statement with the SEC concerning the Extension Proposal and related matters. Shareholders are urged to read the definitive proxy statement and any amendments or supplements, together with other relevant documents filed with the SEC, because they contain important information about the Extension Proposal, voting procedures, redemption rights and associated risks.

These documents are available without charge at www.sec.gov.

Additional Information About the Proposed Business Combination

In connection with the proposed business combination, Globa Terra and Nature’s Ledger expect to prepare and file or furnish applicable disclosure documents with the SEC and other relevant regulatory authorities. Investors and securityholders are urged to read these documents when available, including any proxy statement, registration statement or other transaction disclosure materials, because they will contain important information about the proposed transaction and its participants.

Participants in the Solicitation

Globa Terra and certain of its directors, executive officers and other persons may be deemed participants in the solicitation of proxies from Globa Terra shareholders in connection with the Extension Proposal and the proposed business combination. Information regarding potential participants and their interests is or will be included in relevant SEC filings.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable securities laws, including statements regarding the proposed business combination with Nature’s Ledger, the anticipated benefits of the transaction, PIPE financing, shareholder approval of the extension, sponsor trust contributions, future regulatory filings and approvals, the proposed closing timetable and the combined company’s future operations.

These statements involve risks and uncertainties, including the possibility that the Extension Proposal is not approved, required contributions are not funded, financing is not obtained, required approvals are not received, or the proposed business combination is delayed or not completed. Actual results may differ materially from those expressed or implied by forward-looking statements.

Globa Terra undertakes no obligation to update forward-looking statements except as required by applicable law.

Investor Relations

Globa Terra Acquisition Corporation
Investor Relations
Edward Preble
Edward.preble@globaterra.com

Source: Globa Terra Acquisition Corporation